Exhibit 24.1
                                GSE SYSTEMS, INC.

                                    FORM 10-K

                      For the Year Ended December 31, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of GSE Systems, Inc. on Form S-8 (File No. 333-08805) of our report dated February 24, 1999, on our audits of the consolidated financial statements of GSE Systems, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.










                                                     PricewaterhouseCoopers, LLP
McLean, Virginia
March 29, 1999